Exhibit 32

Certification by the Chief Executive Officer and Chief Financial Officer

Relating to a Periodic Report Containing Financial Statements

Each of, William J. Reuter, Chief Executive Officer, and Drew K. Hostetter, Chief Financial Officer, of Susquehanna Bancshares, Inc. (the “Company”), hereby certifies that, based on his knowledge:

(1) The Company’s periodic report containing financial statements on Form 10-Q for the quarter ended September 30, 2008 (the “Form 10-Q”) fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934, as amended; and

(2) The information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: As of November 6, 2008

CHIEF EXECUTIVE OFFICER	CHIEF FINANCIAL OFFICER

/s/ William J. Reuter	/s/ Drew K. Hostetter
William J. Reuter	Drew K. Hostetter